Conference Call Speech Q3 2009

Good morning. I’m Dan O’Brien, CEO of Flexible Solutions. Safe Harbor provision:

The Private Securities Litigation Reform Act of 1995 provides a "Safe Harbor" for forward-looking statements.  Certain of the statements contained herein, which are not historical facts, are forward looking statements with respect to events, the occurrence of which involve risks and uncertainties.  These forward-looking statements may be impacted, either positively or negatively, by various factors.  Information concerning potential factors that could affect the company is detailed from time to time in the company's reports filed with the Securities and Exchange Commission.

Welcome to the FSI conference call for third quarter 2009.

Before we go through the numbers, I’d like to speak about where we are in our major projects and what we see looking forward.

The global economic conditions are better than the first half of the year but have not returned to pre-recession levels. This continues to affect FSI in each of its divisions and market segments. However, despite continued inventory reduction and more aggressive just in time ordering from our customers, we still managed increased revenue and positive operating cash flow in Q3. Our cost of goods was properly rationalized to our selling prices for the quarter and gross margins are at historic norms. In fact, the revenue for Q3 09 was the highest we have recorded in a 3rd quarter.

Our sugar to aspartic acid plant in Alberta began operation in September. Small volumes are being produced in the current quarter and significant volume will start in Q1 2010. Production from the Alberta plant will allow FSI to supply the only renewably-based poly-aspartic acid in the world. One of the primary potential customers for this grade of material is the dish and laundry detergent market. One very large potential detergent customer has samples. This potential customer has decided to proceed to reformulation of a product line to include sustainable polyaspartate. Reformulation will delay sales by

6-9 months but increases the potential size of the project by a factor of 2.5. The plant was completed on budget and a grand opening ceremony took place in Taber Alberta on September 18th. The ribbon was cut by the Minister of Agriculture for Alberta, the Honorable George Groeneveld.

The NanoChem division now represents 90% of revenue and has become the main sales and profit driver of our company for the next several years. This division makes poly-aspartic acid [TPA] a biodegradable protein with many valuable uses.

Along with detergents – mentioned above - TPA is used in agriculture to increase crop yield. In North America alone, the wholesale market is over $2 billion a year and most crops are able to use TPA profitably. We have made significant increases in our distributor roster and expect the new customers to drive strong growth over the next several years. As any of you who follow the agriculture and fertilizer markets know, the 09 fertilizer sales season was disappointing as farmers refused to pay high prices when crop prices were not at peaks. However, the current levels of fertilizer use are unsustainable without major impact on crop yields and we expect our partners to see increased demand in 2010.

TPA is also a biodegradable way of treating oilfield water to prevent pipes from plugging with mineral scale. Our sales into this market are well established but can be subject to temporary reductions when production is cut back or when platforms are shut down for repairs. In some areas, including the Nordic countries operating in the North Sea, use of TPA is mandated as part of environmental regulation.

Q4 and the start of 2010

We continue to be optimistic about the coming year. Several product lines have opportunity for major growth and all but swimming pools are partly insulated from the recession. As the economy recovers, we expect to resume our momentum.

Given the continued economic uncertainty surrounding most of our end markets, it is difficult to predict our revenues with accuracy. We have a number of new product initiatives that could drive revenue growth in 2010 and beyond, however, if our customers, or their end customers delay spending decisions, this could push the timing of this growth back to late 2010. What is important is that we can maintain profits and cash flow even during times of customer pullback such as now and we are well positioned for strong increases in sales, cash flow and profits when customers return to the marketplace.

Our optimism is more solid in the areas of cash flow and profit. Now that the factory commissioning costs are almost complete, the company expects to resume strong positive cash flow and return to profitability. Although the economy makes it very difficult to predict revenue by quarter, we are confident that we will finish 2009 in a very strong condition, able to take advantage of the opportunities we find and we are sure that we can maintain positive cash flow throughout this year and 2010.

I would also like to speak about where FSI has come from over the last 5 years and the long-term goals of the company. In 2004 we purchased the assets of Donlar Corp from bankruptcy and began operating them as our NanoChem Solutions division. Company wide sales have increased from 4.5 million a year to about 10 million and we have positioned the company for growth. Raw material pricing availability and sustainability were identified as the single most important risk to our long-term plan – replacing a significant fraction of the poly-acrylic market with our poly-aspartates in conjunction with market leadership where poly-aspartates are the only available chemistry. These are the risks we have overcome by designing, proving and building our sugar to aspartic acid plant in Alberta. Now we are properly positioned to challenge for several percent of the multi-billion dollar poly-acrylate marketplace with the long-term advantages of being disconnected from oil prices and having a biodegradable product from sustainable raw materials. This has been our goal for the past 4 years. Our next goal is obtaining large increases in revenue and profitability based on our advantages. This, like the previous goal will take time and have bumps but the FSI team has shown that they can achieve amazing results. There are potential energy price scenarios where our products may be less expensive than poly-acrylates.

Highlights of the financial results:

For the nine-months 2009, operating cash flow was $558 thousand, 4 cents per share compared to $1.9 million and 13 cents per share in 08. We are pleased that even during recession and while completing an expansion, operating cash flow has stayed solidly positive. Detailed information on how to reconcile GAAP with non-GAAP numbers is included in our news release of November 12th.

Finally, our other product lines, Watersavr and swimming pools are being emphasized less than the NanoChem division while maintaining the long-term opportunities and limiting cash and management costs. We are continuing our Watersavr efforts in Australia, Turkey, Morocco, parts of the far-east, and California. Small sales have occurred at intervals through the year. There are indications that larger sales may arrive in 2010.

Swimming pool products: Swimming pool sales are showing signs of improvement as the industry is forced by empty shelves to purchase inventory. Lingering effects of the recession are making sales more difficult, however, we are increasing our advertising frequency and direct to dealer contacts to ensure we maximize available opportunities. We hope to announce a licensing deal for the BTI product in Q4. Slower than expected decision-making by the prospective licencee has delayed the contract. When completed this will provide revenue, allow management to reduce internal efforts on the product line, and re-deploy executive time to areas of greater expertise.

The text of this speech will be available on our website by Monday November 16th and email copies can be requested from Jason Bloom at 1800 661 3560 or Jason@flexiblesolutions.com

Thank you, the floor is open for questions.